SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 14, 2004

CAL-MAINE FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3320 Woodrow Wilson Avenue, Jackson, MS	39207
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (601) 948-6813

Item 5.    Other Events and Required FD Disclosure

        On April 14, 2004, the Registrant issued a press release announcing that its shareholders, at a special meeting, had approved amendments to the Registrant’s certificate of incorporation to: (i) increase the number of authorized shares of Common Stock to 60 million shares; (ii) increase the number of authorized shares of Class A Common Stock to 2.4 million shares; and (iii) issue one additional share for each issued share of the same class held by shareholders of record as of the close of business on April 14, 2004. A copy of the Registrant’s press release is attached as Exhibit 99.1 to this Current Report.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits. The following exhibit is furnished herewith:

99.1	Press Release issued by the Registrant on April 14, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAL-MAINE FOODS, INC.
(Registrant)
Date: April 15, 2004	By: /s/ Bobby J. Raines
Bobby J. Raines
Vice President, Chief Financial Officer,
Treasurer and Secretary